UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): February 22, 2007
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 22, 2007, Chico’s FAS, Inc. (the “Company”) issued a press release announcing that it has appointed David F. Dyer to its Board of Directors, effective March 5, 2007, increasing the total number of Board seats from eight to nine. Mr. Dyer will serve as a Class II director until the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”). The Board will recommend that Mr. Dyer stand for election at the 2007 Annual Meeting. There is no arrangement or understanding between Mr. Dyer and any other persons pursuant to which Mr. Dyer was selected as a director. Neither Mr. Dyer nor any related person of Mr. Dyer has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. Dyer will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policies as described in the Company’s 2006 Proxy Statement. At this time, it has not been determined on which Board committee(s) Mr. Dyer will serve. The Company shall file an amendment to this Report to reflect the committee assignment(s) no later than four business days after the Board takes action to appoint Mr. Dyer to his initial Board committee assignment(s).
     A copy of the press release issued on February 22, 2007 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d)     Exhibits:

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated February 22, 2007

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: February 26, 2007	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President — Finance and Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated February 22, 2007